EXHIBIT 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF NET LOSS PER SHARE

                                                                             Year Ended December 31
                                                          --------------------------------------------------------------
                                                                1996                  1995                   1994
                                                          ------------------    ------------------     -----------------
           Primary:
             Average shares outstanding                          5,403,341             5,359,918              5,202,646

           Net effect of dilutive stock
           options--based on treasury
           stock method using average
           market price                                              --                     --                      --
                                                          ==================    ==================    ==================
                    TOTAL                                        5,403,741             5,359,918              5,202,646
                                                          ==================    ==================    ==================

           Net Loss                                             $ (999,226)          $(1,451,402)           $ (908,677)
                                                          ==================    ==================    ==================

           Net Loss Per Share                                        $(.18)                $(.27)               $ (.17)
                                                          ==================    ==================    ==================

           Fully Diluted:
             Average shares outstanding                          5,304,741             5,359,918              5,202,646

           Net effect of dilutive stock
           options--based on treasury stock method
           using ending market price, if higher
           than average market price                                 --                      --                     --
                                                          ------------------    ------------------    ------------------
                    TOTAL                                        5,403,741             5,359,918              5,202,646
                                                          ==================    ==================    ==================

           Net Loss                                             $ (999,226)          $(1,451,402)           $ (908,677)
                                                          ==================    ==================    ==================

           Net Loss Per Share                                        $(.18)                $(.27)               $ (.17)
                                                          ==================    ==================    ==================
